ASSET PURCHASE AND SALE AGREEMENT

         THIS ASSET PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of November 1, 2000 (the "Effective Date"), by and among Sundog Technologies, Inc., a Delaware corporation, ("Buyer"), Ensign Information Systems, Inc., a Utah corporation ("Seller"), Richard Holland, an individual ("Holland"), Blake Nielson, and individual ("Nielson"; collectively with Holland, the "Shareholders"). All capitalized terms not otherwise specifically defined in the text hereof shall have the meanings set forth in Article 10 below.

                                   Background

         WHEREAS, the Shareholders collectively are the owners of one hundred percent (100%) of the issued and outstanding capital stock of Seller;

         WHEREAS,   Seller  is  engaged  in  the  business  of  developing   and
distributing   business-to-business  applications  software  and  hardware  (the
"Business"); and

         WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, substantially all of the assets of Seller all as more particularly set forth below.

                                    Agreement

         NOW, THEREFORE, in consideration of the respective representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                             SALE OF ASSETS; CLOSING

         1.1 Assets. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, assign, and deliver to Buyer, and Buyer shall purchase from Seller, all right, title and interest in and to all assets owned by Seller or used in the operation of the Business other than the Excluded Assets (the "Assets"), including, without limitation, the following:

                  (a) all tangible personal property owned by Seller or used in the operation of the Business, including without limitation all computer hardware, equipment, furniture and property listed on Schedule 1.1(a) (the "Tangible Assets");

                  (b) all contracts, leases, licenses, and other agreements, whether oral or written, listed on Schedule 1.1(b) --------------- (the "Contracts"); ---------

                  (c) all real property owned by Seller or used in the operation of the Business, including, without limitation, the leasehold interest described on Schedule 1.1(c) (the "Real Property");

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                  (d) all business forms, inventory records,  operating records, customer lists, telephone numbers, vendor and customer price lists, sales histories in any form, invoices, financial records, Tax Returns (or copies thereof), tax records (or copies thereof), financial statements, internal reports and other files or documents owned by Seller or used in the operation of the Business (the "Records");

                  (e) all inventions, patents, improvements related to patented or unpatented inventions, trademarks and trade names (whether currently or formerly used, including the names "Ensign Information Systems," "Horizon 2000" and "Ensign Software"), service marks, assumed names, trade dress, copyrights, United States, foreign, state and other applications and registrations for and with respect to any of the foregoing and renewals and continuation thereof, in each case with the goodwill symbolized thereby and associated therewith, business information, trade secrets, royalty rights, confidential information, formulas, recipes, processes, techniques, know-how, licenses and other rights to use any of the foregoing, any and all income, royalties, damages, claims and payments now or hereafter receivable with respect to any of the foregoing and all rights, including all rights to sue, relating thereto, all licenses, permits, permissions, and authorizations, consents, easements, rights, of way, software, domain names, websites, e-mail address, goodwill, going concern value, and any and all other intangible assets owned by Seller or used in the operation of the Business (the "Intangible Assets");

                  (f) all revenues of the Business for services performed or products sold after the Effective Date, all expenses prepaid by Seller, warranty rights, accounts receivable for services performed or goods provided after the Effective Date and all other current assets of Seller (the "Current Assets").

         The Assets shall not include (a) the corporation record books and stock records of Seller, (b) the Tax Returns and tax records of Seller (although copies of such are included in the Assets), (c) assets related to any pension or benefit plan of Seller, (d) cash, savings, checking or other deposits, cash equivalents, securities, investments and accounts receivable for services performed or goods provided prior to the Effective Date, and (d) the personal property described on Schedule 1.1(g) (the "Excluded Assets")].

         1.2      Exclusion of Liabilities other than Assumed Liabilities.

                  (a) On the Closing Date and subject to the terms and conditions of this Agreement, including Section 6.7, Buyer agrees to assume and become responsible for the obligations of the Seller under the Contracts described on Schedule 1.1(b) arising and accruing after, and relating exclusively to the operation of the Business after, the Closing Date (the "Assumed Liabilities").

                  (b) Seller and the Shareholders understand and acknowledge that, except for the Assumed Liabilities, Buyer shall not assume or have any responsibility, liability or obligation for any obligation, commitment, responsibility, or other Liability of any kind or nature incurred by the Selling Shareholders or Seller in connection with the Business or arising, accruing, or related to the operation of the Business or actions or omission of Seller or the Shareholders prior to the Closing Date, including, without limitation, Liabilities for Taxes, Liabilities for contractual obligations of Seller not included in the Assumed Liabilities, Liabilities for violations of Environmental Law or Liabilities related in any way to any profit sharing, accounts payable arising prior to the Effective Date, 401(k) savings, employee pension plans, deferred compensation plan, severance pay, cafeteria plan, life insurance, medical, dental, disability, welfare or vacation plan of Seller or any other plan or arrangement of Seller of any kind or character related to its employees. Seller and the Shareholders jointly and severally agree to indemnify and hold Buyer harmless from all Liabilities, losses, costs or expenses, including reasonable attorney's fees, incurred by Buyer as a result of any claim made against Buyer attributable to any Liability of other than the Assumed Liabilities.

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

         1.3 Consideration for the Assets. In consideration for the transfer of the Assets, Buyer shall issue and deliver to Ensign at Closing, free and clear of any all encumbrances other than the restrictions on transferability outlined in Section 2.22 of this Agreement, Three Million (3,000,000) shares of Common Stock (the "Shares"). The obligations of the parties as set forth in Section 1.1, 1.2 and 1.3 shall be collectively referred as the "Exchange." The purchase price shall be allocated among the Assets for all purposes in accordance with an allocation schedule agreed to by the parties following closing.

         1.4 Closing. The parties agree to close the Exchange (the "Closing") on November 9, 2000 or a date thereafter that is mutually acceptable to such parties (the "Closing Date"). The Closing shall take place at the offices of Buyer at 10542 South Jordan Gateway, Suite 200, South Jordan, UT 84095 at 10:00 a.m., Mountain Standard Time, on the Closing Date and shall be effective as of 12:01 a.m. on the Closing Date. Notwithstanding a later Closing Date, the parties agree that, except as provided in Section 1.2, to the extent permitted by governing laws, regulations and standards, the Exchange will be deemed to have been effective as of the Effective Date.

         1.5      Closing Deliveries.

                  (a) At the Closing, Seller, Holland, and Nielsen shall deliver to Buyer the following:

                  (i) Seller shall deliver an executed Bill of Sale in the form of Exhibit A, transferring to Buyer the --------- Tangible Assets, free and clear of all Encumbrances;

                  (ii) Seller shall deliver an executed Assignment Agreement in the form of Exhibit B, assigning to Buyer the Intangible Assets, the Records and the Current Assets, free and clear of all Encumbrances;

                  (iii) Seller shall deliver an executed counterpart of an Assignment and Assumption Agreement in the form of Exhibit C, assigning to Buyer the Contracts, free and clear of all Encumbrances;

                  (iv) Seller shall deliver possession of all of the Tangible Assets, Real Property, Current Assets, and Records;

                  (v)  Holland  shall  deliver  an  executed  counterpart  of an
                  Employment    Agreement   between   Holland   and   Buyer   in
                  substantially the form of Exhibit D; ---------

                  (vi)  Nielsen  shall  deliver an  executed  counterpart  of an
                  Employment    Agreement   between   Nielsen   and   Buyer   in
                  substantially the form of Exhibit E; and ---------

                  (vii) Seller, Holland, and Nielsen shall deliver such other documents, agreements, assignments, instruments and certificates as may be required by this Agreement or as may be reasonably requested by Buyer to carry out the terms and conditions of this Agreement.

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

                  (b) Buyer shall deliver to Seller:

                  (i) within two business days of Closing, a certificate representing the Shares (containing the legends required by Section 2.22(h) of this Agreement);

                  (ii) at Closing, an executed counterpart of an Assignment and Assumption Agreement in substantially the form of Exhibit C;
                  ---------

                  (iii) at Closing, an executed counterpart of an Employment Agreement between Holland and Buyer in substantially the form of Exhibit D; ---------

                  (iv) at Closing, an executed counterpart of an Employment Agreement between Nielson and Buyer in substantially the form of Exhibit E; ---------

                  (v) such other documents, agreements, assignments, instruments and certificates as may be required by this Agreement or as may be reasonably requested by Seller or Shareholders to carry out the terms and conditions of this Agreement.

         1.6 Tax Consequences. It is intended that the Exchange shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code; provided, however, no party represents or warrants to any other party that the Exchange shall constitute a reorganization within the meaning of
Section 368(a) of the Code, and each party hereto agrees that such party is responsible for all tax consequences arising from the Exchange or any other transaction related thereto or derived therefrom. Each party to this agrees that, except in reliance upon advice from competent counsel that compliance with the succeeding clause would violate governing law, such party shall not take any action, or file any Tax Return, that would be inconsistent with treating the Exchange as a reorganization under Section 368(a) of the Code.

         1.7 Adjustments. If as a result of any merger, consolidation or sale of all or substantially all of the assets of the Buyer or any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar transaction prior to the Closing, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of Buyer, or (ii) additional shares or new or different shares or other securities of Buyer or other non-cash assets are distributed with respect to the Common Stock or other shares of capital stock of Buyer, an appropriate and proportionate adjustment shall be made in number of shares of Common Stock to be distributed to Ensign pursuant to Section 1.3(a) above

                                   ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS

         For the purpose of inducing Buyer to enter into this Agreement and with the knowledge that Buyer will rely on the following representations and warranties, as of the Closing Date, Seller and the Shareholders, jointly and severally, represent and warrant to Buyer as follows:

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

         2.1 Authority. Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller and the Shareholders and constitutes the legal, valid and binding agreement of Seller and the Shareholders enforceable against Seller and each of the Shareholders in accordance with its terms, except as such enforceability may be limited by bankruptcy and the laws affecting the enforcement of creditors' rights generally or equitable principles. All board, shareholder, and other corporate approvals necessary to approve this Agreement and the transactions contemplated thereby on the part of Seller have been obtained, definitive evidence of which has been delivered to Buyer prior to the Closing Date.

         2.2 Organization,  Existence, Good Standing and Capitalization.  Seller
(i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah (ii) is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify (3) has full corporate power and authority to carry on the Business as now being conducted, to own and operate its properties and assets including the Assets, and to perform all of its obligations under the Contracts. Seller has not for the past five years, and is not currently, conducting the Business under any names other than "Ensign Information Corporation." As of the date of this Agreement, the only authorized capital stock of Seller consists of 3,000 shares of common stock of Seller, of which 2,000 are issued and outstanding and held of record the Shareholders. The Shareholders hold of record one hundred percent (100%) of the issued and outstanding capital stock of Seller. Seller has neither granted nor issued any options, warrants or other rights or securities convertible into or exercisable for purchase common stock or any other capital stock of Seller.

         2.3  Consents  and  Approvals;  No  violation.  Except  as set forth on
Schedule 1.1(b) and related to consents to transfer of the Contracts, neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby will (a) violate or conflict with, (b) result in, or require the creation or imposition of, any Encumbrance upon or with respect to any of the Assets pursuant to, (c) require Seller or the Shareholders to make any filing or registration with, give notice to, or obtain any consent, approval or authorization from any Governmental Authority or any other Person (including creditors) in accordance with, (d) result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration under, any provision of the Articles of Incorporation or Bylaws of the Seller, any Legal Requirement binding upon Seller or the Shareholders, any contract, agreement, license, lease, instrument or other arrangement binding upon Seller or the Shareholders, or any Governmental Authorization or any other instrument or obligation to which Seller or the Shareholders are a party, by which Seller, the Shareholders or any of the Assets may be bound or to which Seller, the Shareholders or any of the Assets may be subject.

         2.4 Financial Statements. Seller has delivered to Buyer: (a) unaudited balance sheets of the Seller dated as of December 31, 1999 and December 31, 1998 and the related unaudited combined statements of income, changes in stockholders equity and cash flows for each of the two fiscal years then ended and (b) the unaudited balance sheet for the Sellers as of September 30, 2000 (the "Most Recent Balance Sheet"), and the related unaudited combined statement of income for the nine months then ended ((a) and (b), collectively, the "Financial Statements"). The Financial Statements and the notes thereto fairly present the financial condition and results of operations of the Sellers as of the respective dates thereof and for the periods therein referred to, all in accordance with GAAP. The Financial Statements reflect the consistent application of such accounting principles throughout the periods involved.

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

         2.5 Taxes. Seller has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to Seller, pursuant to the Legal Requirements of each Governmental Authority with taxing power over it or its assets, except such Taxes, if any, as are set forth in the Financial Statements and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Most Recent Balance Sheet. Each of the Shareholders has paid, or made provision for the payment of, all Taxes of such Shareholder that have or may have become due with respect to Seller or such Shareholder's ownership of Seller. There have been no audits by the Internal Revenue Service or relevant state tax authorities of the United States federal or state income, or state franchise or sales, Tax Returns of Seller or any Shareholder. Neither Seller nor any Shareholder has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other entity) of any statute of limitations relating to the payment of Taxes of such Person or for which such Person may be liable. The charges, accruals and reserves with respect to Taxes, including, without limitation, deferred Taxes, on the respective books of Seller are adequate (determined in accordance with GAAP) and are at least equal to Seller's Liability for Taxes. There exists no proposed tax assessment against Seller except as disclosed in the Financial Statements. All Taxes that Seller is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority or other Person. All Tax Returns filed by or on behalf of Seller and each Shareholder are true, correct and complete. Seller has no, and will not have any, Liability for Taxes of any nature relating to periods prior to the Closing Date except as will be reflected in the Financial Statements, and all such Liability for Taxes reflected in the Financial Statements shall remain the sole obligation of the Seller and the Shareholders.

         2.6 Books and Records. All Records of the Business have been made available to Buyer and are true, complete and correct. At the Closing, all such Records will be in the possession of Seller and will be delivered to Buyer. Seller has provided to Buyer a true and correct copy of its Articles of Incorporation, Bylaws, and any other corporate governance documents, including any shareholder's agreements or agreements with respect to the issuance of capital stock, to Buyer.

         2.7 Tangible Assets. Schedule 1.1(a) contains an accurate and complete listing of all of the Tangible Assets. All of the Tangible Assets are merchantable, in material compliance with all requirements of all-governing laws and regulations, and in good working order and repair.

         2.8 Contracts. Schedule 1.1(b) contains an accurate and complete listing of all of the agreements, licenses, leases and other contracts, whether written or oral, between Seller and any other Person. No amounts have been paid to Seller or any of its Affiliates, in advance in the form of fees or compensation with respect to any Contract. No amount is owed under any Contract by Seller to any Person for goods or services received by or on behalf of Seller. True, correct and complete copies of each Contract, or with respect to oral agreements written summaries of the material terms thereof, have been delivered to Buyer. With respect to each Contract, including any lease or license under which Seller uses real property:

                  (a) Each is in full force and effect, is legal, valid and binding and is enforceable in accordance with its terms. Each will continue to be in full force and effect, legal, valid and binding and enforceable in accordance with its terms following the consummation of the transactions contemplated hereby;

                  (b) Seller, and to the knowledge of Seller and the Shareholders, each other party, has not defaulted under and is not in breach of any Contract, and no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a default or a basis for force majeure or other claim of excusable delay or non-performance thereunder; and

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

                  (c) No party to any Contract has repudiated any provision thereof, and there has been no indication or notice of termination or intent to terminate given, orally or in writing, by any such party.

                  (d) Except as described on Schedule 1.1(b), no consent or approval of any other party to any Contract is required for the assignment of such Contract to Buyer and for the consummation of the transactions contemplated by this Agreement.

         2.9 Title to Assets and Related Matters. Seller owns and has good and marketable title in and to all of the Assets free and clear of all Encumbrances and the claims or rights of any other Person and has the full legal power and authority to transfer the Assets to Buyer. Upon Seller's transfer of the Assets at Closing as contemplated by this Agreement, Buyer shall acquire right, title, and interest to the Assets, free of any adverse claim, Encumbrance, right, or interest of any nature whatsoever. The Assets include all of the Assets used or relied upon by Seller and the Shareholders in the operation of the Business and are sufficient for the conduct of the Business as operated by Seller.

         2.10 Real Property. Schedule 1.1(c) contains a complete and accurate description of all of the Real Property. Seller has a valid leasehold or ownership interest in all of the Real Property. The Real Property is properly zoned to accommodate the Business and the business activities contemplated by Buyer. The Real Property has not been sublet or assigned, and Seller is the only Person in possession of the Real Property. The Real Property is in good condition and is served with utilities sufficient for the conduct of the Business as operated by Seller.

         2.11 Compliance with Laws. Seller is in compliance with all Legal Requirements applicable to it, the ownership of the Assets, or the operation of the Business or any combination thereof, and neither Seller nor the Shareholders have any basis to expect, nor have any of them received, any Order, notice, or other communication from any Governmental Authority or other Person of any alleged, actual, or potential violation of or failure to comply with any such Legal Requirement. Seller has maintained and currently has in full force and effect all required, appropriate and customary licenses and Governmental Authorizations to conduct the Business.

         2.12 Litigation. Neither Seller nor the Shareholders are subject to any Order affecting the Assets, the Business, or Seller's or the Shareholders' ability to carry out the terms of this Agreement. There are no Proceedings pending or threatened against Seller or the Shareholders which would affect Seller's or the Shareholders' ability to carry out the terms of this Agreement or title to the Assets, and there exist no facts to serve as a basis for any assertion or institution of any Proceeding.

         2.13 No Broker's or Finder's Fees. No agent, broker, investment banker or similar Person has acted directly or indirectly on behalf of Seller or the Shareholders in connection with this Agreement or the transactions contemplated hereby, and no Person, including Seller or the Shareholders, is or will be entitled to any broker's or finder's fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby.

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

         2.14 Disclosure. No representation or warranty of Seller or the Shareholders contained in this Agreement or in the schedules to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

         2.15 Bankruptcy. Neither Seller nor the Shareholders have made any assignment for the benefit of creditors, filed any petition in bankruptcy, been adjudicated insolvent or bankrupt, petitioned or applied to any tribunal for any receiver, conservator or trustee of any of them or any of their property or assets, or commenced any action or Proceeding under any reorganization arrangement, readjustment of debt, conservation, dissolution or liquidation law or statute or any jurisdiction; and no such action or Proceeding has been commenced or threatened against Seller, the Shareholders or any Affiliate of Seller or the Shareholders by any creditor, claimant, Governmental Authority or any other Person.

         2.5 Environmental Matters. Seller has complied and is in compliance in all respects with all applicable Environmental Laws.

         2.6 No Negative Trends. Seller's sales over the last twelve months have not suffered any significant downturn or negative trends in comparison to the twelve-month period immediately prior thereto, nor have there been any such downturns or negative trends in general in connection with the Business of Seller. Seller has not, within the last twelve months, had a customer whose business is responsible for 5% or more of Seller's receivables terminate or threaten to terminate or give notice of termination of its purchasing relationship with Seller.

         2.7 Prepaid Sales. Seller has received no cash or other consideration in respect of sales, orders, or gift certificates that Seller has not or fulfilled in all respects as of the Closing Date.

         2.19     Intellectual Property.

                  (a) Schedule 2.19(a) sets forth all Intellectual Property, and all pending applications for and registrations of any of the foregoing, owned by Seller identifying by jurisdiction in which each has been filed or registered with applicable serial or registration numbers. Seller has, and Buyer will have after the Exchange, the unencumbered, exclusive right to use, commercialize, exploit and transfer such Intellectual Property.

                  (b) Schedule 2.19(b) sets forth all Intellectual Property used by Seller (other than the Intellectual Property set forth on Schedule 2.19(a)) and describes the lease, license or other agreements pursuant to which Seller has obtained the right to use such Intellectual Property. Seller has the absolute right to use, commercialize, exploit and transfer to Buyer the Intellectual Property described on Schedule 2.19(b) and all other Intangible Assets used by Seller in the conduct of the Business.

                  (c) The Intellectual Property set forth on Schedule 2.19(a) and Schedule 2.19(b) is all of the Intellectual Property that Seller used in the business of Seller during the periods prior to the Closing Date and all of the Intellectual Property and necessary for the conduct of the business of Seller. Seller's use of such Intellectual Property and the other Intangible Assets does not violate or infringe the rights of any other Person, and the transfer to Buyer pursuant to the Exchange of such rights, will not violate or infringe the rights of any other Person. To the best knowledge of Seller and the Selling Shareholders, no other Person is infringing the right of Seller any such Intellectual Property or other Intangible Assets. Seller is not in default (nor with the giving of notice or lapse of time or both would be in default) under any license to use such Intellectual Property or any Intangible Assets.

         2.20 Personnel. Schedule 2.20 contains a true and complete list of all persons employed by the Seller, and the rate of each such person's compensation, vacation time, sick leave, and other leave time as of the Closing Date. Seller is not a party to any contract with any labor organization, and Seller is not a party to or bound by any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any multiemployer plan within the meaning of Section 3(37) of ERISA under which any employee or former employee of Seller has any present of future right to benefits or under which Seller has or may have any present or future liability. Seller has no fixed or contingent liability or obligation to or in respect of any person now or formerly employed by Seller and has not incurred and will not incur any such liability that could become a liability of Buyer. Unless otherwise specified on Schedule 2.20, there is written agreement between Seller and any of its employees, and all employees of Seller are employed on an "at will" basis.

         2.21 Consultation with Counsel. Seller and each of the Shareholders have been advised to, and have had a full opportunity to, consult independent counsel with respect to this Agreement, the transactions contemplated thereby and the Exhibits attached thereto. Seller and each of the Shareholders acknowledge that Stoel Rives LLP has represented Buyer with respect to this Agreement, and neither Stoel Rives LLP nor any officer or director of the Company has acted, or is acting, on behalf of Seller or either Shareholders.

         2.22     Securities Representations.
                  --------------------------

                  (a) Representations Not Made by Buyer. Seller and each of the Shareholders represents and affirms that none of the following information has ever been represented, guaranteed or warranted to such Person, expressly or by implication, by any person: (i) the approximate or exact length of time that Seller or any Shareholder will be required to remain a security holder of Buyer; (ii) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in Buyer; or (iii) the possibility that the past performance or experience on the part of Buyer or any affiliate, or any officer, director, employee or agent of the foregoing, might in any way indicate or predict the results of ownership of any of the Shares or the potential success of Buyer's operations.

                  (b) Purchase for Own Account. Seller and the Shareholders are the sole and true parties in interest in acquiring the Shares. Seller is acquiring the Shares with the intent to distribute the Shares to the Shareholders within one (1) year of the Closing Date and has no intent of distributing the Shares to, or manage the Shares with, any person other than the Shareholders. Each of the Shareholders is acquiring the Shares for its own account for investment, is not purchasing the Shares hereby for the benefit of any other person, and has no present intention of holding or managing the Shares with others or of selling, distributing or otherwise disposing of any portion of the Shares.

                  (c) Disclosure and Review of Information. Seller and each of the Shareholders acknowledges and represents that he/she/it has received and reviewed a copy of the Current Filings (as defined in Section 3.5) and been given a reasonable opportunity to review all documents, books and records of Buyer pertaining to this investment, and has been supplied with all additional information concerning Buyer and the Shares that has been requested by Seller or such Shareholder, has had a reasonable opportunity to ask questions of and receive answers from Buyer or its representatives concerning this investment, and that all such questions have been answered to the full satisfaction of Seller and such Shareholder. Neither Seller nor any Shareholder has received, and or is receiving, any representations, written or oral, from Buyer or its officers, directors, employees, attorneys or agents other than those contained in this Agreement and the Current Filings. In making his/she/its decision to execute this Agreement and authorize or participate in the Exchange, each of Seller and each Shareholder has relied solely upon its review of the Current Filings, this Agreement, and independent investigations made by it or its representatives without assistance of Buyer.

                  (d) Speculative Investment. Seller and each of the Shareholders understands that (i) Seller and such Shareholder must bear the economic risk of the investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or qualified under the Securities Act or the securities laws of any other jurisdiction and (ii) the investment in Buyer represented by the Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part. Seller and each Shareholder has adequate means of providing for his/its current needs and possible contingencies, and is able to bear the high degree of economic risk of this investment, including, but not limited to, the possibility of the complete loss of the Investor's entire investment and the limited transferability of the Shares, which may make the liquidation of this investment impossible for the indefinite future.

                  (e) Accredited Investor Status. Seller and each of the Shareholders are "accredited investors" within the meaning of Rule 501(a) promulgated under the Securities Act, in that each such Person is one of the following: (i) an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000, (ii) an entity in which all equity owners are accredited investors (as defined in subsection (iii) below), or (iii) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000 or a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. Seller has its principal place of business in the state of Utah. Each of the Shareholders is a resident of the State of Utah.

                  (f) Investment Experience. Seller and each of the Shareholders have experience as an investor in securities and each acknowledges that he/she/it can bear the economic risk of its investment in the Shares. By reason of Seller's and each of the Shareholders' business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by Buyer or any affiliate or selling agent of Buyer, directly or indirectly, Seller and each of the Shareholders has the capacity to protect its own interests in connection with its purchase of the Shares. Seller has not been organized solely for the purpose of acquiring the Shares.

                  (g) Restricted Shares. Seller and each of the Shareholders understands that the Shares are and will be "restricted securities" under the Securities Act inasmuch as they are being acquired from Buyer in a transaction not involving a public offering, and that, under the Securities Act and applicable regulations thereunder, such Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Seller and each of the Shareholders represents that he/she/it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  (h) Legends. The Seller and each of the Shareholders understands that the certificates evidencing the Shares will bear the legend set forth below, together with any other legends required by the laws of the State of Utah and any other state or province with jurisdiction:

                  THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SHARES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THESE SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IS IN EFFECT WITH RESPECT TO SUCH SHARES OR THE COMPANY HAS RECEIVED AN OPINION IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY PROVIDING THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, IS AVAILABLE.

         The legend set forth above shall be removed by Buyer from any certificate evidencing any of the Shares only (i) upon receipt by Buyer of an opinion in form and substance satisfactory to Buyer that such legend may be removed pursuant to Rule 144 promulgated under the Securities Act, or (ii) upon confirmation that a registration statement under the Securities Act is at that time in effect with respect to the legended Share and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the respective Share was issued.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         For the purpose of inducing Seller and the Shareholders to enter into this Agreement and with the knowledge that Seller and the Shareholders will rely on the following representations and warranties, as of the of Closing Date, Buyer represents and warrants to Seller and the Shareholders as follows:

         3.1 Authority. Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy and the laws affecting the enforcement of creditors' rights generally or equitable principles.

         3.2 Organization,  Existence,  Good Standing and Capitalization.  Buyer
(i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify (iii) has full corporate power and authority to carry on its business as now being conducted, to own and operate its properties and assets. As of the date of this Agreement, the only authorized capital stock of Buyer consists of 50,000,000 shares of Common Stock, of which 22,972,245 are issued and outstanding.

         3.3 Litigation. Buyer is not subject to any Order affecting the business or assets of Buyer or Buyer's ability to carry out the terms of this Agreement. There are no Proceedings pending and, to the knowledge of Buyer, threatened against Buyer who would have a material assets on the business or operations of Buyer or affect Buyer's to carry out the terms of this Agreement.

         3.4 Consents and Approvals; No violation. Neither Buyer's execution and delivery of this Agreement, nor Buyer's consummation of the transactions contemplated hereby will: (i) violate or conflict with, result in, or require the creation or imposition of, any Encumbrance upon or with respect to any of the Assets pursuant to, (ii) require Buyer to make any filing or registration with, give notice to, or obtain any consent, approval or authorization from any Governmental Authority or any other Person (including creditors), (iii) result in a breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any provision of the Articles of Incorporation or Bylaws of the Buyer, any Legal Requirement binding upon Buyer, any contract, agreement, license, lease, instrument or other arrangement, or any Governmental Authorization or other instrument or obligation to which Buyer is a party, or by which Buyer may be bound or to which any of its assets may be subject.

         3.5 No Broker's or Finder's Fees. No agent, broker, investment banker or similar Person has acted directly or indirectly on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and no Person, is or will be entitled to any such broker's or finder's fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby.

         3.6 SEC Filings. Seller has filed all reports, registration statements, forms and other documents that it is required to file with the Securities and Exchange Commission (the "SEC"). Seller has made a available to Buyer true and correct copies of Seller's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000, Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000 (as amended), and Proxy Statement on Form 14A for its shareholders meeting scheduled November 16, 2000 (the "Current Filings"). None of the Current Filings includes any untrue statement of material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 4
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

         The obligations of Buyer to consummate the transactions contemplated by this Agreement at the Closing are subject to fulfillment of the following conditions, any one or more of which may be waived in whole or in part by Buyer in the manner provided for herein.

         4.1 Representations and Warranties True at Closing. The representations and warranties of Seller and the Shareholders contained in this Agreement, including the schedules to this Agreement, shall be true as of the Closing Date. The schedules to this Agreement and any other documents referred to herein and delivered by Seller pursuant hereto (including the Most Recent Balance Sheet) shall be true, correct and complete with respect to the subject matter thereof as of the Closing Date.

         4.2 Seller's Performance; Compliance with Agreement. Seller and the Shareholders shall have performed and complied with all obligations, agreements, covenants, deliveries and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date. After the date hereof, the Business shall have been operated by Seller in the ordinary course and Seller shall not have taken any action that could be detrimental to the Business or the Assets.

         4.3 Authorization; Third Party Consents. Seller shall have obtained all consents or approvals necessary to transfer the Assets to Buyer.

         4.4 Good Title to Seller. Seller shall have transferred and delivered all of the Assets to Buyer, free and clear of all Encumbrances, with all transfer and other taxes, if any, required by the laws of the State of Utah to be paid by Seller.

         4.5 No Litigation. No Proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any Governmental Authority, in any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, Order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (c) affect adversely the right of Buyer to own the Assets, and to operate the Business.

         4.6 Due Diligence. Buyer shall have been satisfied, in its sole judgment, with the results of its due diligence investigation regarding Seller, the Assets, and the Business.

                                    ARTICLE 5
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

         The obligations of Seller and the Shareholders to consummate the transactions contemplated by this Agreement at the Closing are subject to the fulfillment of the following conditions, any one or more of which may be waived by Seller in the manner provided for herein:

         5.1 Representations and Warranties True at Closing. The representations and warranties of Buyer contained in this Agreement shall be true, correct and complete in all material respects as of the Closing Date.

         5.2 Buyer's Performance; Compliance with Agreement. Buyer shall have performed and complied with all obligations, agreements, covenants and conditions required by this Agreement to be performed or complied with by Buyer on or before the Closing Date.

                                    ARTICLE 6
                       COVENANTS OF PARTIES AFTER CLOSING

         Each of the parties hereto agrees as follows with respect to the period beginning immediately after the Closing:

         6.1 Further Assurances of Seller and the Shareholders. Seller and the Shareholders, and each of them, will, upon the request of Buyer from time to time after the Closing, execute and deliver, and use their best efforts to cause other Persons to execute and deliver, all such further documents and instruments, and will do or use their best efforts to cause to be done such other acts, as Buyer may reasonably request in order to consummate more completely and make effective the transactions contemplated hereby.

         6.2 Noncompetition, Nonsolicitation and Nondisclosure. As a material term of this Agreement and in order to protect the Goodwill and the trade secrets and the Business and Assets being purchased by Buyer, Seller and the Shareholders, jointly and severally, covenant and agree that, during the period commencing on the Closing Date and continuing for three (3) years:

                  (a) Neither Seller, the Shareholders, nor any affiliate of Seller or the Shareholders shall, directly or indirectly, either individually or on behalf of or with any Person, engage in the Business (other than on behalf of Buyer) in the State of Utah.

                  (b) Neither Seller, the Shareholders, nor any affiliate of Seller or the Shareholders shall, directly or indirectly, either individually or on behalf of or with any Person, solicit, directly or indirectly, any person who is, as of the Closing Date, or has been during the two years preceding the Closing Date, a customer of Seller.

                  (c) Neither Seller nor the Shareholders shall, nor shall they cause any of their respective Affiliates to, employ any person employed by Buyer during the Covenant Period or make any other solicitation with respect to the employment of such a person, unless Buyer first terminated the employment of such person.

                  (d) Unless otherwise required by law or expressly authorized in writing by Buyer, neither Seller nor Shareholder shall, nor shall they cause any of their respective Affiliates to use for the benefit of any person other than Buyer or, disclose directly or indirectly to any Person not in the employ of Buyer any information concerning the Assets or the Business or the business activities of Buyer not rightfully in the public domain, including lists of customers or suppliers, pricing strategies, business files and records, trade secrets and financial information.

                  (e) The parties hereto agree that the scope, duration and geographic area for which the covenants in this Section 6.2 are to be effective are reasonable. In the event that any court of competent jurisdiction finally determines that the scope, time period or geographic scope of any such covenant is unreasonable or excessive and that any covenant is to that extent made unenforceable, the parties agree that the restrictions of this Section 6.2 shall remain in full force and effect for the greatest scope, the greatest time period, and within the greatest geographic area that would not render it unenforceable (and such court is hereby authorized to so modify this Section 6.2). The parties intend that each of the covenants in Sections 6.2(a), 6.2(b), 6.2(c) and 6.2(d) shall be deemed to be a separate covenant.

                  (f) The covenants of Seller and each of the Shareholders contained in this Section 6.2 are joint and several and independent of any covenants of Buyer contained herein or in any other document or instrument delivered in connection herewith or pursuant hereto, and any breach by Buyer of any such covenant shall not justify any breach by Seller or the Shareholders of their respective covenants under this
         Section 6.2.

                  (g) The Shares issued to Seller and the other consideration provided by Buyer to Seller and the Shareholders hereunder constitute adequate and sufficient consideration for Seller's and Shareholder's covenants under this Section 6.2.

                  6.3 Proration of Taxes/Costs.  All personal property taxes and assessments for 2000 pertaining directly to the Assets and all taxes, assessments, rent payments and utilities shall be prorated as of the Closing Date. All personal property taxes and all taxes and assessments to be prorated in accordance herewith shall be deemed to be equal to the amounts assessed to Seller with respect to such taxes and assessments for the last full period for which such taxes or assessments were assessed. Seller shall be responsible for all taxes and assessments relating to the period prior to the Closing date, and Buyer shall be responsible for all taxes and assessments arising after and relating to periods following the Closing. In the event the amount of any tax or assessment to be prorated in accordance herewith is not ascertainable at the Closing, such amount shall be deemed to be equal (on a pro rata basis for partial periods) to the amounts paid by Seller for the last full billing period relating to each of such items immediately preceding the Closing Date.

                  6.4  Payment  of  Costs.  Each  of  Buyer,   Seller,  and  the
Shareholders shall bear his, her or its own costs and expenses (including, without limitation, fees and expenses of business brokers, legal counsel, accountants and other facilitators and advisors, except as otherwise specifically set forth herein) incurred at any time in connection with this Agreement and the transactions contemplated hereby.

                  6.5 Market StandOff Agreement. Seller and each of the Shareholders agree that that, during the period of duration (up to, but not exceeding 180 days) specified by Buyer and an underwriter of Common Stock or other securities of Buyer, following the date of the final prospectus distributed in connection with a registration statement of Buyer filed under the Securities Act, neither Seller nor such Shareholders shall, to the extent requested by Buyer and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant an option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Buyer held by he/she/it at any time during such period except Common Stock included in such registration. In order to enforce the foregoing covenants, Buyer may impose stop transfer instructions with respect to the Shares until the end of such period, and Seller and each Shareholders agrees that, if so requested, he/she/it shall execute and agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section.

                  6.6 Nomination of Appointee of Seller to Board. Until the later of (a) five years from the Closing Date, and (b) the date Seller has consummated an underwritten public offering, Buyer agrees to include a person designated by Holland among the nominees for director of Buyer at each annual or special meeting at which directors are elected.

                  6.7  Indemnification  for Breach of Contracts.  Seller has not
provided Buyer evidence that Seller has obtained consents to assignment of each of the Contracts which, by its terms, requires consent to assignment or declares an assignment to be a default. Buyer, Seller and the Shareholders agree that, after Closing, each will use commercially reasonable efforts to secure all consents necessary for assignment of all of the Contracts to Buyer. In consideration of Buyer's willingness to consummate the transactions contemplated by this Agreement absent all necessary consents, Seller and the Shareholders jointly and severally unconditionally, absolutely, irrevocably and jointly and severally agree to and shall defend, indemnify and hold harmless Buyer, and each of Buyer's officers, directors, employees, successors or from and against, and shall reimburse Buyer's Indemnified Persons for, each and every Loss threatened against, paid or incurred by, or imposed on, any Buyer's Indemnified Person, directly or indirectly, relating to, resulting from or arising out of the assignment to and assumption by Buyer of the Contracts in violation of terms in such Contracts requiring (directly or indirectly) prior consent to any assignment of the Contract by Seller. Any dollar limitations set forth in
Section 7.2 shall not apply to any indemnification obligation arising under this
Section 6.7. The procedures set forth in Section 7.4 shall apply to indemnification obligations arising under this Section 6.7.

                                    ARTICLE 7
                             DEFAULT/INDEMNIFICATION

         7.1 Default. If Seller or any Shareholder shall breach any of Seller's or any Shareholders representations, warranties or covenants contained in this Agreement, Buyer shall give written notice of such breach to the Shareholders and the Shareholders shall have thirty (30) days after receipt of such notice to cure the default or breach. If the Shareholders shall not cure such default or breach within such thirty (30) day cure period, Buyer shall be entitled to pursue the indemnification relief set forth in Sections 7.2 through 7.4 of this
Article  7  or  any  other   remedy   available  at  law  or  equity  to  Buyer.
Notwithstanding anything in this Section 7.1 to the contrary, the notice requirement and thirty (30) day right to cure period provided for in this
Section 7.1 shall not apply if Buyer has been sued or is threatened with legal action as a result of Seller's or a Shareholder's default or breach under this agreement and, in such case, shall be immediately entitled to pursue the provisions of Sections 7.2 through 7.4. In addition, the thirty (30) day cure period shall not apply to a breach by Seller of the covenants contained in
Section 6.2 hereof and in the event Seller or the Shareholders shall breach the provisions of Section 6.2, Buyer shall be entitled to the remedies set forth in Sections 7.2 through 7.4 and all other remedies available at law or in equity immediately upon Buyer becoming aware of such breach.

         7.2 Indemnification by Seller and the Shareholders. Seller and the Shareholders jointly and severally unconditionally, absolutely, irrevocably and jointly and severally agree to and shall defend, indemnify and hold harmless Buyer, and each of Buyer's officers, directors, employees, successors or assigns (Buyer and such persons are collectively referred to as the "Buyer's Indemnified Persons") from and against, and shall reimburse Buyer's Indemnified Persons for, each and every Loss threatened against, paid or incurred by, or imposed on, any Buyer's Indemnified Person, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty, any breach or nonfulfillment of any covenant, agreement or other obligation of Seller or any Shareholder under this Agreement, the schedules to the Agreement, or any agreement, certificate or other document delivered or to be delivered by Seller or one or both Shareholders pursuant hereto in any respect; (b) any claim made based on facts alleged which, if true, would have constituted any such inaccuracy, breach or nonfulfillment; (c) the ownership or operation of the Assets or any activities with respect to the Assets or the Business prior to the Closing Date; or (d) the application or any violation of, or failure to comply with, any Legal Requirement to or by Seller or any Shareholder prior to the Closing Date. With respect to matters not involving Proceedings brought or asserted by third parties, within thirty (30) days after notification from any of Buyer's Indemnified Persons supported by reasonable documentation setting forth the nature of the circumstances entitling any or all of Buyer's Indemnified Persons to indemnity hereunder, Seller and/or the Shareholders, at no cost or expense to Buyer's Indemnified Persons, shall diligently commence resolution of such matters in a manner reasonably acceptable to Buyer's Indemnified Persons and shall diligently and timely prosecute such resolution to completion; provided, however, with respect to those valid claims that may be satisfied by payment of a liquidated sum of money and which are not disputed reasonably and in good faith by Seller or the Shareholders, Seller and/or the Shareholders shall promptly pay the amount so claimed. If litigation or any other Proceeding is commenced or threatened by a third party, the provisions of
Section 7.4 below shall control over the immediately preceding sentence. Notwithstanding anything herein to the contrary, neither Seller nor any Shareholder shall have any liability under this Section 7.2 unless the aggregate Loss (or alleged Loss) exceeds $50,000. Moreover, Notwithstanding anything herein to the contrary, the aggregate liability of Seller and all Shareholders (jointly and severally) under this Section 7.2 shall not exceed $250,000.

         7.3 Indemnification by Buyer. Buyer unconditionally, absolutely and irrevocably agrees to and shall defend, indemnify and hold harmless Seller and each Shareholder from and against, and shall reimburse Seller and each Shareholder for, each and every Loss paid, imposed on or incurred by Seller and each Shareholder, directly or indirectly, relating to, resulting from or arising out of any inaccuracy in any representation or warranty or any breach or nonfulfillment of any covenant, agreement or other obligation of Buyer under this Agreement or under any agreement, certificate or other document delivered or to be delivered by Buyer pursuant hereto in any material respect.
Notwithstanding anything herein to the contrary, Buyer shall not have any liability under this Section 7.3 unless the aggregate Loss (or alleged Loss) exceeds $50,000. Moreover, Notwithstanding anything herein to the contrary, the aggregate liability of Buyer under this Section 7.3 shall not exceed $250,000.

         7.4 Notice and Defense of Third Party Claims. If any Proceeding shall be brought or asserted under this Article 7 against an indemnified party or any successor thereto (the "Indemnified Person") by a third party in respect of which indemnity may be sought under this Article 7 from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall undertake the defense, compromise or settlement of such Proceeding with counsel reasonably satisfactory to the Indemnified Person, and the Indemnifying Person shall assume and pay all fees, costs and expenses relating to or associated with the Indemnified Person's defense thereof, including all fees and costs of counsel and the payment of all costs and expenses in connection therewith. The Indemnified Person shall not compromise or settle any such litigation without the consent of the Indemnifying Person, which shall not be unreasonably withheld. The Indemnified Person shall give prompt written notice of such Proceeding to the Indemnifying Person; provided, that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that the Indemnifying Person is materially prejudiced by reason of such delay or failure. Actual or threatened action by a Governmental Authority or other Person is not a condition or prerequisite to the Indemnifying Person's obligations under this
Article 7. In connection with the Indemnified Person's defense of any such Proceeding, the Indemnifying Person shall, reasonably and in good faith, assist and cooperate in the defense thereof. As a condition to asserting any rights under this Article 7, each of Buyer's Indemnified Persons must appoint Buyer as its sole agent for all matters relating to any claim under this Article 7.

                                    ARTICLE 8
                                   TERMINATION

         8.1 Termination of Agreement. The parties to this Agreement may terminate this Agreement as provided below: ------------------------

         (a) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                   (b) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (i) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach or (ii) if the Closing shall not have occurred on or before November 15, 2000, by reason of the failure of any condition precedent under Article 4 hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (c) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (i) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach or (ii) if the Closing shall not have occurred on or before November 15, 2000, by reason of the failure of any condition precedent under Article 5 hereof (unless the failure results primarily from Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

         8.2 Effect of Termination. If any party hereto terminates this Agreement pursuant to Section 8.1 above, all rights and obligations of such parties hereunder shall terminate without any Liability of any such party to any other such party, provided that, if the Agreement is terminated by Buyer pursuant to Section 8.1(b) or Seller pursuant to Section 8.1(c), the non-terminating party shall be liable to the terminating party, as liquidated damages and not as a penalty, for all third party costs and expenses incurred by the terminating party in connection with the transactions contemplated by this Agreement in an amount up to $10,000 including, but not limited to, attorneys and accountants fees, travel expenses, financing costs incurred to finance the transactions contemplated hereby, and any other out-of-pocket costs or expenses incurred by the terminating party (including reasonable attorney's fees and court costs incurred by such party to collect such amounts owed pursuant to this
Section 8.2). The recovery of such costs and expenses shall be the sole and exclusive remedy of the terminating party hereunder in the event of the termination of this Agreement as a result of the provisions of Section 8.1(b) or 8.1(c). In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing. This Agreement shall terminate automatically if the Closing Date has not occurred on or prior to November 15, 2000.

                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 Survival of Representations and Warranties. All representations and warranties of the parties hereto shall survive the Closing and continue for a period of two (2) years.

         9.2  Amendment  and  Modification.   This  Agreement  may  be  amended,
modified, terminated, rescinded or supplemented only by written agreement signed by the parties hereto.

         9.3 Waiver; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by each party affected thereby only by a written instrument signed by the party granting such waiver. No waiver, or failure to insist upon strict compliance, by any party of any term or condition or any breach of any term or condition contained in this Agreement, in any one or more instances, shall be construed to be a waiver of, or estoppel with respect to, any other term or condition or any other breach of the same. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver.

         9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when (i) delivered personally, or (ii) sent by telecopier (with receipt confirmed), or (iii) received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) or (iv) four (4) days after being sent by registered or certified mail, return receipt requested, in each case to the other party at the following addresses and telecopier numbers (or to such other address or telecopier number for a party as shall be specified in writing; provided that notices of a change of address or telecopier number shall be effective only upon receipt thereof):

         if to Seller, to:

                  Ensign Information Systems
                  2855 East Cottonwood Center
                  Salt Lake City, Utah  84121
                  Facsimile: (801) 365 - 0107
                  Attn: Richard Holland

         if to any Shareholder, to the address and/or facsimile number specified below such Shareholder's name on the signature page hereof;

         if to Buyer, to:

                  Sundog Technologies, Inc.
                  10542 South Jordan Gateway, Suite 200
                  South Jordan, UT  84095
                  Attn: President
                  Facsimile: (801) 501-0701

         9.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Seller or any Shareholder without the prior written consent of Buyer. Buyer may freely assign this Agreement and its rights, interests and obligations hereunder with or without the consent of Seller.

         9.6 Severability. Any provision hereof prohibited by or deemed unlawful or unenforceable under any applicable law of any jurisdiction shall, as to such jurisdiction, be ineffective without affecting any other provision of this Agreement. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms. In the event that any term or provision of this Agreement shall be held invalid by a competent court or government agency, the remainder of this Agreement shall not be affected thereby and the parties hereto shall continue to be bound by the remaining terms hereof. In such event, the relevant term or provision (or should such term(s) or provision(s) be a crucial element of this Agreement, then the entire Agreement) shall be renegotiated by the parties in a good faith effort to achieve mutual agreement consistent with such holding and the parties shall continue to perform under this Agreement in a manner consistent with its intent and objectives.

         9.7 Governing Law. This Agreement shall be deemed to have been executed in the State of Utah and shall be governed by the laws of the State of Utah, (regardless of the laws that might otherwise govern under applicable Utah principles of conflicts of law) as to all matters, including matters of validity, construction, effect, performance, and remedies. The parties agree to submit to the jurisdiction of the courts in the State of Utah and the United States District Court, District of Utah, any claims or lawsuits arising form this Agreement, and waive any objections based on inconvenient forum.

         9.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement may be executed by facsimile signatures, each of which will be deemed an original.

         9.9 Entire Agreement. This Agreement, including the instruments, memoranda, certificates, schedules, exhibits, and other documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         9.10 Attorneys' Fees. In the event any party hereto institutes a Proceeding against any other party hereto for a claim arising out of or to enforce this Agreement, the party that prevails by enforcing this Agreement shall be entitled to recover reasonable attorneys' fees, costs and expenses incurred, in addition to any other relief to which they may be entitled.

         9.11 Construction. This Agreement shall be construed as though all parties had drafted it. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Each of the foregoing genders and plurals is understood to refer to a corporation, partnership or other legal entity when the context so requires. The boldfaced and underlined section descriptions shall be and are for reference only and shall not be deemed to alter to limit the meaning of this Agreement in any way.

         9.12 Non-Exclusivity of Remedies. The rights and remedies of the parties hereto shall not be mutually exclusive, and the exercise of one or more of the provisions of this Agreement shall not preclude the exercise of any other provision. Each of the parties confirms that damages at law may be an inadequate remedy for a breach or threatened breach of any of the provisions hereof, including, without limitation, Section 6.2. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but, except as set forth in Sections 7.2, 7.3 and 8.2, nothing herein contained is intended to or shall limit or affect any rights at law or by statute or otherwise of any party hereto as against the other party for a breach or threatened breach of any provision hereof.

         9.13 Risk of Loss. Seller shall retain all risk of loss with respect to the Assets until the Assets have been tendered to Buyer at or following Closing.

         9.14 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Exchange shall be issued, if at all, at such time and in such manner as Buyer shall determine. ARTICLE IV

                                   DEFINITIONS

         10.1 For the purposes of this Agreement, the following terms shall have the meanings specified or referred to below whether or not capitalized when used in this Agreement. Any reference or citation to a law, statute or regulation shall be deemed to include any amendments to that law, statute or regulation and judicial and administrative interpretations of it.

                  (a) "Agreement"  means this Asset Purchase and Sale Agreement,
         including  the  exhibits  and  appendices  hereto,   which  are  hereby
         incorporated herein.

                  (b) "Common Stock" means the common stock, $.001 par value of Buyer.

                  (b) "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, encumbrance, equity, trust, equitable interest, claim, easement, right-of-way, servitude, right of possession, lease tenancy, license, encroachment, burden, intrusion, covenant, infringement, interference, proxy, option, right of first refusal, community property interest, legend, defect, impediment, exception, condition, restriction, reservation, limitation, impairment, imperfection of title, restriction on the transfer of any security or other asset, restriction on the receipt of any income derived from any security or other asset, and restriction on the possession, use, exercise or transfer of any other attribute of ownership, whether based on or arising from common law, constitutional provision, statute, contract or otherwise.

                  (c) "Environmental Law" means all federal, state, and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, or judgment, relating to regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

                  (d) "Entity" means any corporation (including any non-profit corporation), limited liability company, general partnership, limited partnership, joint venture, joint stock association, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or entity of any nature, other than a Governmental Authority.

                  (e) "GAAP" means generally accepted United States accounting principles, consistently applied.

                  (f) "Goodwill" means all of the goodwill attributable to the Business.

                  (g) "Governmental Authority" means any foreign governmental authority, the United States of America, any State of the United States of America, any local authority and any political subdivision of any of the foregoing, any multi-national organization or body, any agency, department, commission, board, bureau, court or other authority thereof, or any quasi-governmental or private body exercising, or purporting to exercise, any executive, legislative, judicial, administrative, police, regulatory or taxing authority or power of any nature.

                  (h) "Governmental Authorization" means any permit (including any Environmental permit), license, franchise, approval, certificate, consent, ratification, permission, confirmation, endorsement, waiver, certification, registration, transfer, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

                  (k) "Intellectual Property" means all inventions, patents, improvements related to patented or unpatented inventions, trademarks and trade names (whether currently or formerly used, including the names "Ensign Information Systems," "Horizon 2000" and "Ensign Software"), service marks, assumed names, trade dress, copyrights, United States, Foreign, state and other applications and registrations for and with respect to any of the foregoing and renewals and continuation thereof, in each case with the goodwill symbolized thereby and associated therewith, software, domain names, websites, e-mail addresses, and other intellectual property owned by Seller or used by Seller in its business.

                  (i) "Legal Requirement" means any law (including any Environmental Law), statute, ordinance, decree, requirement, Order, treaty, proclamation, convention, rule or regulation (or interpretation of any of the foregoing) of, and the terms of any Governmental Authorization issued by, any Governmental Authority.

                  (j) "Liability" means any debt, obligation, duty, or liability of any nature (including any unknown, undisclosed, unfixed, unliquidated, unsecured, unmatured, unaccrued, unasserted, contingent, conditional, inchoate, implied, vicarious, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP.

                  (k) "Loss" means any loss, damage, injury, harm, detriment, decline in value, lost opportunity, Liability, exposure, claim, demand, Proceeding, settlement, judgment, award, punitive damage award, fine, penalty, tax, fee, charge, cost or expense (including costs of attempting to avoid or in opposing the imposition thereof, interest, penalties, costs of preparation and investigation, and the fees, disbursements and expenses of attorneys, accountants and other professional advisors), as well as, with respect to compliance with any Environmental Law.

                  (l)      [intentionally left blank]

                  (l)  "Order"  means any order,  judgment,  injunction,  edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, consent decree, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator.

                  (m) "Ordinary Course of Business" means the ordinary course of the Business consistent with past custom and practice of Seller, including with respect to quantity and frequency.

                  (n) "Person" means any individual, Entity, or Governmental Authority.

                  (o) "Proceeding" means any action, suit, litigation, arbitration, lawsuit, claim, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination, investigation, challenge, controversy or dispute commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or any arbitrator.

                  (r) "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

                  (s) "Tax Returns" means any return (including any information return), report, statement, declaration, schedule, notice, notification, form, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

               [intentionally left blank; signature pages follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Asset Purchase and Sale Agreement dated as of November 1, 2000 to be executed on its behalf as of the date first above written.

                                            "Buyer"

                                                 Sundog Technologies, Inc.
                                                 a Delaware corporation

                                                 By:
                                                    ----------------------------
                                                 Its:
                                                     ---------------------------


                                            "Seller"

                                                 Ensign Information Corporation,
                                                 a ____________ corporation

                                                 By:
                                                    ----------------------------
                                                 Its:
                                                    ----------------------------



                                            The "Shareholders"
                                                  /s/ Richard Holland
                                                  ------------------------------
                                                  Richard Holland, an individual

                                                 Address: ______________________

                                                Facsimile:______________________
                                                  /s/ Blake Nielson
                                                  ------------------------------
                                                  Blake Nielson, an individual

                                                 Address: ______________________

                                                Facsimile:______________________

                             Schedules and Exhibits

         Exhibits
         --------
         Exhibit A -  Bill of Sale

         Exhibit B - Assignment

         Exhibit C - Assignment and Assumption Agreement

         Exhibit D - Holland Employment Agreement

         Exhibit E - Nielsen Employment Agreement

         Schedules
         ---------
         Schedule 1.1(a) - Tangible Assets

         Schedule 1.1(b) - Contracts

         Schedule 1.1(c) - Real Property

         Schedule 1.1(g) - Excluded Assets

         Schedule 2.19(a) - Owned Intellectual Property

         Schedule 2.19(b) - License Intellectual Property

         Schedule 2.20 - Employee Information

                                 Schedule 1.1(a)
                                       to
                        Asset Purchase and Sale Agreement

                                 Tangible Assets

                                 [see attached]

                                 Schedule 1.1(b)

                                 Schedule 1.1(c)
                                       to
                        Asset Purchase and Sale Agreement

                                  Real Property

         Leased office space located at 2855 East Cottonwood Center

                                 Schedule 1.1(g)
                                       to
                        Asset Purchase and Sale Agreement

                                 Excluded Assets

                                 [See attached]

                                Schedule 2.19(a)
                                       to
                        Asset Purchase and Sale Agreement

                           Owned Intellectual Property

                                 [see attached]

                                Schedule 2.19(b)
                                       to
                        Asset Purchase and Sale Agreement

                         Licensed Intellectual Property

         None.

                                  Schedule 2.20
                                       to
                        Asset Purchase and Sale Agreement

                              Employee Information

                                 [see attached]

                                    Exhibit A
                                       To
                        Asset Purchase and Sale Agreement

                                  Bill of Sale

                                 [see attached]

                                  Bill of Sale

                                (Tangible Assets)


         THIS BILL OF SALE is executed and delivered as of November 1, 2000, by and between Sundog Technologies, Inc., a Delaware corporation ("Buyer") and Ensign Information Systems, Inc., a Utah corporation ("Seller").

                                   WITNESSETH:

         For good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Seller hereby agrees as follows:

         1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Asset Purchase and Sale Agreement dated of even date herewith, among Seller, Buyer and Seller's Shareholders (the "Asset Purchase Agreement").

         2. Conveyance. Seller hereby grants, bargains, sells, assigns and transfers unto Buyer all of Seller's right title, and interest in and to the Tangible Assets including, without limitation, those listed on Schedule 1.1(a) of the Asset Purchase Agreement.

         3. Condition of Owned Assets. The Tangible Assets are being transferred subject to all applicable representations and warranties set forth in the Asset Purchase Agreement and subject only to those representations and warranties.

         4. Successors and Assigns. This Bill of Sale shall inure to the benefit of Buyer and shall be binding upon Seller, and their respective successors and assigns.

         5. Applicable Law. This Bill of Sale shall be construed, enforced, and interpreted in accordance with the laws of the State of Utah.

         6. No Merger. Nothing contained in this Bill of Sale is intended to effect, or shall in any way effect, a merger, elimination, modification or termination of any covenant, undertaking, representation or warranty or other matter set forth in the Asset Purchase Agreement. In the event of any inconsistency between this Bill of Sale and the Asset Purchase Agreement, the Asset Purchase Agreement shall control.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the date first above written.

                                 "Seller"

                                 ENSIGN INFORMATION SYSTEMS, INC.,
                                 a Utah corporation

                                 By:       _____________________________________

                                 Name:  ________________________________________

                                 Title:    _____________________________________

                                    Exhibit B
                                       To
                        Asset Purchase and Sale Agreement

                              Assignment Agreement

                                 [see attached]

                                   Assignment

                  (Intangible Assets; Records; Current Assets)

         THIS ASSIGNMENT is executed and delivered as of November 1, 2000 by Ensign Information Systems, Inc., a Utah corporation ("Seller") to Sundog Technologies, Inc., a Delaware corporation ("Buyer").

                                   WITNESSETH:

         For good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Seller hereby agrees as follows:

         1. Definitions. All capitalized terms used herein but and not otherwise defined shall have the meanings set forth in the Asset Purchase and Sale Agreement dated of even date herewith, by and among Seller, Buyer and Seller's Shareholders (the "Asset Purchase Agreement").

         2. Conveyance. Seller hereby grants, assigns, transfers, sets over and delivers to Buyer all of Seller's right, title and interest in and to all of the Intangible Assets, Records, Current Assets and all other Assets, if any, not assigned to Buyer pursuant to the Bill of Sale attached to the Asset Purchase Agreement as Exhibit A or the Assignment and Assumption Agreement attached to the Asset Purchase Agreement as Exhibit C.

         3. Representations and Warranties. The Intangible Assets, Records, Current Assets and other Assets are being transferred subject to all applicable representations and warranties set forth in the Asset Purchase Agreement and only to such representations and warranties. Buyer agrees, confirms, and acknowledges that it is not relying upon any representations or warranties except those found in the Asset Purchase Agreement.

         4. Successors and Assigns. This Assignment shall inure to the benefit of Buyer and shall be binding upon Seller, and their respective successors and assigns.

         5. Applicable Law. This Assignment shall be construed, enforced, and interpreted in accordance with the laws of the State of Utah.

         6. No Merger. Nothing contained in this Assignment is intended to effect, or shall in any way effect, a merger, elimination, modification or termination of any covenant, undertaking, representation or warranty or other matter set forth in the Asset Purchase Agreement. In the event of any inconsistency between this Assignment and the Asset Purchase Agreement, the Asset Purchase Agreement shall control.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Seller has executed this Assignment as of the date first above written.

                                 "Seller"

                                 ENSIGN INFORMATION SYSTEMS, INC.,
                                 a Utah corporation

                                 By:     _______________________________________

                                 Name:  ________________________________________

                                 Title:    _____________________________________

                                    Exhibit C
                                       To
                        Asset Purchase and Sale Agreement

                       Assignment and Assumption Agreement

                                 [see attached]

                       Assignment and Assumption Agreement

                                   (Contracts)

         This Assignment and Assumption Agreement (the "Agreement") is made and entered into as of November 1, 2000 (the "Effective Date"), by and between SUNDOG TECHNOLOGIES, INC., a Delaware corporation, ("Buyer") and ENSIGN INFORMATION SYSTEMS, INC., a Utah corporation ("Seller").

                                   Background:

         A. Buyer, Seller and Seller's Shareholders have entered into that certain Asset Purchase and Sale Agreement dated of even date herewith (the "Asset Purchase Agreement").

         B. Pursuant to the Asset Purchase Agreement, Seller has agreed to assign, and Buyer has agreed to assume, certain contracts, leases, and licenses as set forth on Schedule 1.1(b).

                                   Agreement:

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the
 Asset Purchase Agreement.

         2. Assignment. Effective as of 12:01 a.m. on the Closing Date (the "Cut-Off Time"), Seller hereby assigns to Buyer, and Buyer hereby accepts from Seller, all of Seller's right, title and interest in, to, and under the contracts, leases and licenses described on Schedule 1.1(b) attached hereto (the "Contracts").

         3. Assumption. Buyer hereby assumes and agrees to hereafter pay, discharge and perform when due all the liabilities and obligations of Seller arising under the Contracts from and after the Cut-Off Time. Buyer does not assume any liability or obligation arising under the Contracts under to the Cut-Off Time.

         4. No Merger. This Agreement is made pursuant to the terms of the Asset Purchase Agreement and does not create any additional obligations, covenants, representations and warranties or alter or amend any of the obligations, covenants, representations and warranties contained in the Asset Purchase Agreement. In the event of any inconsistency between this Agreement and the Asset Purchase Agreement, the Asset Purchase Agreement shall control.

         5. Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof, and it shall be sufficient that the signature on behalf of each party hereto appear on one or more counterparts. All counterparts shall collectively constitute a single agreement. Facsimile copies of this Agreement shall have the same effect as originals.

         6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         7. Applicable Law. This Agreement shall be construed, enforced, and interpreted in accordance with the laws of the State of Utah.

         8. Schedules. All Schedules referred to herein and attached hereto are incorporated by this reference.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Assignment and Assumption Agreement as of the date first set forth above.

                                 "Buyer"

                                 SUNDOG TECHNOLOGIES, INC.
                                 a Delaware corporation

                                 By:    ________________________________________

                                 Name: _________________________________________

                                 Title:   ______________________________________


                                 "Seller"

                                 ENSIGN INFORMATION SYSTEMS,
                                 a Utah corporation

                                 By:    ________________________________________

                                 Name: _________________________________________

                                 Title:   ______________________________________

                                    Exhibit D
                                       To
                        Asset Purchase and Sale Agreement

                          Holland Employment Agreement

                                 [see attached]

                                    Exhibit E
                                       To
                        Asset Purchase and Sale Agreement

                          Nielson Employment Agreement

                                 [see attached]